UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2008

Terra Nova Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of principal execute offices, including zip code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.        Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Terra Nova Financial Group, Inc. ("Terra Nova") will be restating its previously reported consolidated financial statements for the year ended December 31, 2006 contained in Terra Nova's Annual Report on Form 10-KSB for the year ended December 31, 2006 and Terra Nova's interim consolidated financial statements for each of the quarterly periods ended June 30, 2006 through September 30, 2007 contained in Terra Nova's Quarterly Reports on Form 10-QSB for such periods. Accordingly, Terra Nova's consolidated financial statements for these periods and the related reports of its independent registered public accounting firm should not be relied upon.

Terra Nova's restatement results from an error in recognition of stock-based compensation expense under Statement of Financial Accounting Standards No. 123 (Revised) associated with 575,000 warrants issued to employees in May, 2006 and an additional 2,452,500 warrants issued to employees in August, 2006 (collectively, the "Warrants"). The Warrants provided for vesting over the course of three years and were intended to provide that unvested portions of the Warrants would be forfeited upon the employee's termination of employment. In March of 2008, Terra Nova became aware that the Warrant award agreements did not include an explicit service condition that the unvested portion of the Warrants were subject to forfeiture upon termination of employment. Accordingly, absent a service condition in the award agreements, the compensation cost related to the Warrants should have been fully recognized on the date of grant in 2006 and not over the vesting period, as Terra Nova had previously recorded. The result of the errors was an understatement of stock-based compensation expense of $2.3 million during the year ended December 31, 2006 and an overstatement of stock-based compensation expense of $787,000 during the year ended December 31, 2007. The following tables reflect a summary of the effects of the restatement on the Company's consolidated statements of operations for the quarterly periods beginning June 30, 2006 through September 30, 2007 along with year ended December 31, 2006.

	Six months ended June 30, 2006			Nine months ended September 30, 2006
Consolidated Statement of Operations Data:	As previously reported	Adjustments	As restated	As previously reported	Adjustments	As restated
Total revenues	$10,364,183	$-	$10,364,183	$22,865,293	$-	$22,865,293
Employee compensation	3,333,366	395,836	3,729,202	6,680,757	2,446,863	9,127,620
Total operating expenses	12,128,900	395,836	12,524,736	25,528,044	2,446,863	27,974,907
Operating loss	(1,764,717)	(395,836)	(2,160,553)	(2,662,751)	(2,446,863)	(5,109,614)
Net loss	(1,971,343)	(395,836)	(2,367,179)	(2,899,130)	(2,446,863)	(5,345,993)
Net loss attributable to common shareholders	$(25,700,690)	$(395,836)	$(26,096,526)	$(26,642,800)	$(2,446,863)	$(29,089,663)
Net loss per common share: Basic	(6.82)	(0.11)	(6.93)	(7.06)	(0.65)	(7.71)
Net loss per common share:
Diluted	$(6.82)	$(0.11)	$(6.93)	$(7.06)	$(0.65)	$(7.71)

	Twelve months ended December 31, 2006			Three months ended March 31, 2007
Consolidated Statement of Operations Data:	As previously reported	Adjustments	As restated	As previously reported	Adjustments	As restated
Total revenues	$37,536,289	$-	$37,536,289	$11,906,004	$-	$11,906,004
Employee compensation	8,404,957	2,341,449	10,746,406	2,392,612	(104,831)	2,287,781
Total operating expenses	38,360,202	2,341,449	40,701,651	10,569,790	(104,831)	10,464,959
Operating income (loss)	(823,913)	(2,341,449)	(3,165,362)	1,336,214	104,831	1,441,045
Net income (loss)	(1,082,282)	(2,341,449)	(3,423,731)	871,317	104,831	976,148
Net income (loss) attributable to common shareholders	$(24,840,250)	$(2,341,449)	$(27,181,699)	$857,020	$104,831	$961,851
Net income (loss) per common share:
Basic	(2.85)	(0.27)	(3.12)	0.03	0.01	0.04
Net income (loss) per common share:
Diluted	$(2.85)	$(0.27)	$(3.12)	$0.03	$0.01	$0.04

	Six months ended June 30, 2007			Nine months ended September 30, 2007
Consolidated Statement of Operations Data:	As previously reported	Adjustments	As restated	As previously reported	Adjustments	As restated
Total revenues	$25,164,555	$-	$25,164,555	$38,034,368	$-	$38,034,368
Employee compensation	5,252,774	(330,504)	4,922,270	8,185,310	(477,646)	7,707,664
Total operating expenses	22,928,618	(330,504)	22,598,114	34,220,393	(477,646)	33,742,747
Operating income	2,235,937	330,504	2,566,441	3,813,975	477,646	4,291,621
Net income	1,237,277	330,504	1,567,781	2,373,746	477,646	2,851,392
Net income attributable to common shareholders	$1,208,683	$330,504	$1,539,187	$2,246,914	$477,646	$2,724,560
Net income per common share:
Basic	0.04	0.02	0.06	0.08	0.02	0.10
Net income per common share:
Diluted	$0.04	$0.02	$0.06	$0.08	$0.02	$0.10

Terra Nova has filed a Notification of Late Filing on Form 12b-25 and currently expects to file its Form 10-KSB on or before April 15, 2008.

The non-reliance determination was made by the Audit Committee of Terra Nova's Board of Directors on April 1, 2008, upon the recommendation of management. Terra Nova's Audit Committee has discussed the matters disclosed in this Form 8-K with its independent registered public accounting firm, KBA Group LLP.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Michael G. Nolan
Michael G. Nolan, Chief Executive Officer
Date: April 1, 2008